
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      28,907,166
<SECURITIES>                                         0
<RECEIVABLES>                                  174,571<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              30,845,121<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                30,845,121<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,497,537<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,456,476
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,041,061
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,041,061
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,041,061
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include due from DWR of $73,771 and interest receivable of $100,800.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,763,384.
<F3>Liabilities include redemptions payable of $220,487, accrued management fees of $102,351, accrued incentive fees of $78,138 and common administrative expenses payable of $37,477.
<F4>Total revenue includes realized trading revenue of $2,139,556, net change in unrealized of $(240,295) and interest income of $598,276.

